EXHIBIT 32

Certifications of

Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Design Within Reach, Inc. (the “Company”) on Form 10-Q for the period ended July 2, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wayne Badovinus, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934; and

2. That information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2005

/s/ TARA POSELEY
Tara Poseley
Chief Executive Officer

In connection with the Quarterly Report of Design Within Reach, Inc. (the “Company”) on Form 10-Q for the period ended July 2, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Barnard, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934; and

2. That information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2005

/s/ KEN LA HONTA
Ken La Honta
Chief Financial Officer and Secretary

A signed original of this written statement required by Section 906 has been provided to Design Within Reach, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.